UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 12, 2013

IceWEB, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	571-287-2380

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 12, 2013 the Company entered into an agreement with Sand Hill Finance, LLC to amend the existing Financing Agreement by issuing a convertible debenture to replace IceWEB’s existing note payable, in the amount of $2,139,235. The debenture is convertible into common stock at a fixed price of $0.075 per share, bears interest at 12% annually, and has a two year term. In addition, the terms of the note call for monthly payments of $15,000, which increases to $25,000 in the event that IceWEB raises $3,000,000 or more in an equity financing.

Item 8.01.   Other.

On April 15, 2013, we issued a press release announcing the consummation of the transaction with Sand Hill Finance, LLC.  The press release is annexed hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

10.36	Convertible Debenture with Sand Hill Finance, LLC

99.1	Press Release date April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, Inc.

Date: April 16, 2013	By:	/s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer